EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2005, relating to the consolidated financial statements and financial statement schedule of OSI Systems, Inc. and subsidiaries for the year ended June 30, 2005 appearing in the Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2007 and incorporated by reference in Registration Statements No. 333-106176 and No. 333-122674 on Form S-8.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

January 29, 2008